Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 33-4959 on Form N-1A of our report dated December 18, 2025 (February 18, 2026, as to the effects of the restatement discussed in Note 1 of the financial statements), relating to the financial statements and financial highlights of Alger Capital Appreciation Fund, Alger 35 Fund, Alger Growth & Income Fund, Alger Mid Cap Growth Fund, Alger Mid Cap Focus Fund, Alger Weatherbie Specialized Growth Fund, Alger Small Cap Growth Fund, Alger Small Cap Focus Fund, Alger International Opportunities Fund, Alger Health Sciences Fund, Alger AI Enablers & Adopters Fund, Alger Concentrated Equity Fund, and Alger International Small Cap Fund, each a series of The Alger Funds (the “Trust”), appearing in Form N-CSR/A of the Trust for the year or period ended October 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

February 27, 2026